ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301

                                 March 31, 1997

Aquagenix, Inc.
6500 N.W. 15th Avenue
Fort Lauderdale, FL  33309

         RE:      REGISTRATION STATEMENT ON FORM S-3 - AQUAGENIX, INC.

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Aquagenix, Inc. (the "Company") of the resale of an aggregate of 1,437,500 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,437,500 redeemable Common Stock Purchase Warrants to be sold by the Selling Shareholders designated in the Registration Statement. The shares of Common Stock and Warrants to be sold were issued upon the closing of the Company's Initial Public Offering pursuant to the Company's Registration Statement dated September 12, 1994.

         In our capacity as special counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as amended), By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock and Warrants have been validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.

                                       Very truly yours,

                                       ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                       /s/ Atlas, Pearlman, Trop & Borkson, P.A.